               Section 240.14a-101  Schedule 14A.
          Information required in proxy  statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [ ]
Filed by a party other than the Registrant [X]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                    REXENE CORPORATION
 .................................................................
     (Name of Registrant as Specified In Its Charter)

        GUY P. WYSER-PRATTE AND SPEAR, LEEDS & KELLOGG
 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                   [WYSER-PRATTE AND SPEAR LEEDS LETTERHEADS]

                                                                  April 25, 1997

         REXENE AND HUNTSMAN ARE APPROACHING ACQUISITION NEGOTIATIONS.

                   VOTE THE ENCLOSED STRIPED GOLD PROXY CARD
                   TO POSTPONE THE APRIL 30 SPECIAL MEETING.

DEAR FELLOW REXENE SHAREHOLDER:

Based on the events of the past few days, we have decided to seek a postponement of the April 30 Special Meeting of Rexene shareholders to May 22 in order to facilitate the commencement of acquisition discussions between Rexene and Huntsman Corporation. We also believe shareholders need more time to absorb what has occurred during this past week and what may occur during the next few days. TO MAKE AN INFORMED DECISION ABOUT REXENE'S FUTURE, SHAREHOLDERS FIRST NEED TO KNOW THE OUTCOME OF THE HUNTSMAN NEGOTIATIONS.

We have asked Rexene management to agree to postpone the meeting. (Please review the letter we sent to Rexene Chief Executive Officer Andrew Smith which is printed on the back page.) Rexene management may refuse a postponement, and therefore we ask that you vote on the enclosed STRIPED GOLD proxy card to postpone the meeting.

              WE NO LONGER SEEK TO ELECT OUR DIRECTOR CANDIDATES.
             WE WANT YOU TO SUPPORT ONLY OUR PROPOSAL TO POSTPONE.

You should know that we have ceased to solicit for our slate of director nominees and shareholder proposals. We are soliciting your support ONLY for the postponement of the April 30 meeting. Any shareholder who wants the Company to be acquired for $16 a share should vote to postpone the meeting, whether or not you support the replacement of the existing Board. THE PROSPECT OF FACING A SHAREHOLDER MEETING IN LATE MAY WILL KEEP MAXIMUM PRESSURE ON THE BOARD TO REACH AN AGREEMENT WITH HUNTSMAN.

We do NOT plan to seek a vote on our director nominees or proposals on Wednesday, April 30. In fact, we recommend that on the enclosed card you vote:
FOR the postponement of the meeting; to ABSTAIN on our shareholder proposals; and to WITHHOLD on our director nominees.

IF REXENE AND HUNTSMAN COME TO TERMS IN THE NEXT MONTH, WE WILL HAVE NO NEED TO PROCEED WITH OUR PROXY EFFORT TO REPLACE THE BOARD AND WE WILL SIMPLY WITHDRAW OUR SOLICITATION.

If, however, the negotiations do not reach a successful conclusion and the Board does not demonstrate a commitment to maximizing current shareholder value, we intend to revive our campaign to replace the Board and to pass our shareholder proposals on May 22. We sincerely hope that this will not be the case.

                    TIME IS VERY SHORT. YOU MUST ACT TODAY!

Please vote to postpone the April 30 meeting using the enclosed STRIPED GOLD proxy card and returning it in the envelope provided. Please do so today. If you have questions on voting your shares or returning your card in time, please call MacKenzie Partners, Inc. toll-free at (800) 322-2885.

                                             Sincerely,

        /s/ Guy P. Wyser-Pratte                     /s/ Fred Kambeitz
        _______________________                     _________________
        GUY P. WYSER-PRATTE                         FRED KAMBEITZ
        Wyser-Pratte & Co., Inc.                    Spear, Leeds & Kellogg

                   [WYSER-PRATTE AND SPEAR LEEDS LETTERHEADS]

                                                                  April 25, 1997

Mr. Andrew J. Smith
Chairman and Chief Executive Officer
Rexene Corporation
5005 LBJ Freeway
Dallas, TX 75244

DEAR MR. SMITH:

We are pleased at the progress that has been made toward allowing Huntsman to conduct due diligence, which Huntsman said would be completed in two weeks. In order to facilitate negotiations to consummate Huntsman's offer to acquire Rexene for $16 per share in a cash merger, we are willing to maintain the status quo by agreeing with the Company to postpone the Special Meeting scheduled for next week until May 22. If the Board does not agree to a postponement, we will make a proposal at the beginning of the Special Meeting, and vote our proxies, to adjourn the Meeting until that date. In addition, between now and April 30, we will not solicit proxies to vote for our Director Replacement and By-Law Proposals and will only solicit proxies to initiate and vote for proposals to recess or adjourn the Special Meeting.

Given the prospect that acquisition negotiations will begin shortly, it would clearly be a mistake to hold the Special Meeting next Wednesday, because shareholders do not have the necessary information to vote intelligently on either Wyser-Pratte/Spear, Leeds' or management's proposals at the Special Meeting. Shareholders need time to see the Board's response to Huntsman's latest offer and the results of due diligence and/or negotiations, as well as to evaluate the performance of the Board in the Company's dealings with Huntsman over the next month. If the negotiations end in an agreement to sell the Company, there will be no need for a Special Meeting to replace the Board. If the negotiations are unsuccessful, shareholders will be in a much better position than on April 30 to decide whether the Board should be replaced.

Under these circumstances we also believe that shareholders should not have to decide whether to tender their shares into the Issuer Tender Offer until the outcome of the negotiations with Huntsman is clear. Therefore, we also call upon the Company to extend the May 5 expiration and pro ration date, as well as to set a price of $16 per share in the Offer.

                                         Sincerely,

     /s/ Guy P. Wyser-Pratte                          /s/Fred Kambeitz
     _______________________                          ________________
     GUY P. WYSER-PRATTE                              FRED KAMBEITZ
     Wyser-Pratte & Co., Inc.                         Spear, Leeds & Kellogg

                             SOLICITATION OF PROXIES
                              IN CONNECTION WITH A
                         SPECIAL MEETING OF STOCKHOLDERS
                                       OF
                               REXENE CORPORATION

                                   ----------

                                  SUPPLEMENT TO
                                 PROXY STATEMENT
                                       OF
                             MR. GUY P. WYSER-PRATTE
                            WYSER-PRATTE & CO., INC.
                                 63 WALL STREET
                            NEW YORK, NEW YORK 10005
                                 (212) 495-5350
                                       AND
                             SPEAR, LEEDS & KELLOGG
                                  120 BROADWAY
                            NEW YORK, NEW YORK 10271
                                 (212) 433-7000

                                   ----------

        This Supplement to Proxy Statement (the "Supplement") and the accompanying STRIPED GOLD proxy card are being furnished to holders of outstanding common stock, par value $.01 per share (the "Common Stock"), of Rexene Corporation, a Delaware corporation ("Rexene" or the "Company"), in connection with the solicitation of proxies from holders of the Common Stock by Guy P. Wyser-Pratte ("Wyser-Pratte"), Wyser-Pratte & Co., Inc. ("WPC"), and Spear, Leeds & Kellogg ("Spear, Leeds," and together with Wyser-Pratte and WPC, the "Soliciting Group") to be used at a special meeting of the Company's stockholders, and any adjournments and postponements thereof (the "Special Meeting") The Special Meeting will be held at the offices of The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801 at 11:00 a.m., local time on Wednesday, April 30, 1997. This Supplement and the accompanying STRIPED GOLD proxy card are first being sent to stockholders of the Company on or about April 25, 1997.

                           REASONS FOR THE SUPPLEMENT

        During the past week there have been significant developments affecting the possible acquisition of the Company by Huntsman Corporation ("Huntsman"). In its April 24 letter to Rexene, Huntsman renewed its offer to acquire Rexene for $16 per share in an all-cash merger.

There was also substantial progress toward satisfying Rexene's conditions for allowing Huntsman to conduct acquisition due diligence, which Huntsman said it could complete in two weeks. See "Recent Developments."

        Given the prospect that acquisition negotiations will begin shortly, the Soliciting Group believes it would be a clear mistake to hold the Special
Meeting next Wednesday, because shareholders do not have the necessary information to vote intelligently on either the Soliciting Group's or management's proposals at the Special Meeting. Shareholders need time to see the response of the Company's Board of Directors (the "Board") to Huntsman's latest statements and the results of due diligence and/or negotiations and to evaluate the performance of the Board in the Company's dealings with Huntsman over the next several weeks. If the negotiations end in an agreement to sell the Company, there will be no need for a Special Meeting to replace the Board. If the negotiations are unsuccessful, shareholders will be in a much better position than on April 30 to decide whether the Board should be replaced.

        Therefore, in an effort to facilitate the prompt commencement of negotiations to consummate Huntsman's offer to acquire Rexene for $16 per share in a cash merger, the Soliciting Group has proposed to the Company that the Special Meeting be postponed to May 22. If the Board does not agree to a postponement, the Soliciting Group will make a proposal at the beginning of the Special Meeting, and vote its proxies, to adjourn the Special Meeting until that date.

        In addition, between now and the April 30 Special Meeting, the Soliciting Group will not solicit proxies to vote on any of the proposals to be made at the Special Meeting, except the proposal to adjourn the Special Meeting until May 22. Shareholders are being provided with a STRIPED GOLD proxy card that allows shareholders to authorize the proxies to initiate and vote for the proposal to adjourn the Special Meeting until May 22. The Soliciting Group will use proxies obtained on the STRIPED GOLD proxy card or the GOLD proxy card sent to the Company's shareholders earlier only to initiate and vote for the proposal to adjourn the Special Meeting until May 22 and other proposals to recess or adjourn the Special Meeting. The prior GOLD proxy card also contained a general authorization to initiate and vote for proposals to recess and adjourn the Special Meeting along with voting instructions on the proposals to be made at the Special Meeting.

        Based on the developments relating to the Huntsman acquisition proposal, the Soliciting Group also believes that shareholders should not have to decide whether to tender their shares into the Issuer Tender Offer that is the first part of the Company's Share Repurchase Program until the outcome of the negotiations with Huntsman is clear. Therefore, it has called upon the Company to extend the May 5 expiration and pro ration date, as well as to set a price of $16 per share in the Issuer Tender Offer.

               USE OF GOLD PROXY CARDS AND EFFECT OF EXECUTION AND
                      DELIVERY OF STRIPED GOLD PROXY CARDS

        The adoption of the proposal to adjourn the Special Meeting until May 22 will require the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote on the subject matter. An abstention from voting on the adjournment proposal will have the effect as a vote "against" such proposal. A broker nonvote will have no effect on whether the adjournment proposal has been approved. While the authority of shareholders to initiate and approve a proposal to adjourn a shareholders' meeting has not been conclusively resolved under Delaware law, the Soliciting Group believes that shareholders have such power, based on statements by leading Delaware commentators that the shareholders at a meeting have the power to adjourn the meeting.

        The Soliciting Group will not use proxies obtained on the GOLD proxy cards to initiate and vote for the proposal to adjourn the Special Meeting until May 22 under the following circumstances, provided that the Company follows the same rule with respect to using proxies it obtains on its white Special Meeting proxy cards to vote against such proposal: If a GOLD proxy card from a single beneficial owner includes votes against the Soliciting Group's recommendation on any of the proposals to be voted upon at the Special Meeting, the Soliciting Group will not use such proxy to initiate and vote for the adjournment proposal. If a GOLD proxy card from a bank or broker or other holder on behalf of multiple beneficial owners contains votes against the Soliciting Group's recommendations on any proposals to be voted upon at the Special Meeting, the Soliciting Group will not use such proxy to initiate and vote for the adjournment proposal, to the extent of the maximum number of votes against the Soliciting Group's recommendations on such card.

                               RECENT DEVELOPMENTS

        On April, 22, 1997 the Company issued the following press release:

        Andrew J. Smith, Chairman and Chief Executive Officer of Rexene Corporation (NYSE:RXN), announced today that he sent the following letter to Jon M. Huntsman, Chairman and Chief Executive Officer of Huntsman Corporation, in response to a phone call by Mr. Huntsman to one of Rexene's financial advisors:

        Rexene Corporation
        5005 LBJ Freeway - Suite 500
        Occidental Tower
        Dallas, TX 75244
        972-450-9000

        April 22, 1997

        Mr. Jon M. Huntsman
        Chairman and Chief Executive Officer
        Huntsman Corporation
        500 Huntsman Way
        Salt Lake City, Utah 84108

        Dear Jon:

               I am responding to your telephone call to one of our financial advisors on Friday, April 18, in which you reiterated your interest in acquiring Rexene. You also said that you now need to conduct a due diligence review of Rexene.

               We are interested only in advancing the interests of Rexene's owners and, therefore, we are committed to exploring all options to maximize stockholder value. Accordingly, we will grant you the requested access to our non-public information, provided that you sign the enclosed standard form confidentiality/standstill agreement for public companies and confirm in writing that you are interested in acquiring Rexene for $16 per share in cash and you have arranged the necessary financing. The enclosed agreement is the same agreement signed by every other potential bidder who received non-public information about Rexene.

               Once you have signed and returned the enclosed agreement and furnished the written confirmation referred to above, we will coordinate a mutually convenient time for you to commence your due diligence review.

                                                   Very truly yours,

                                                   Andrew J. Smith

        On April 24, 1997 Huntsman issued the following press release:

        J. Kimo Esplin, Senior Vice President and CFO of Huntsman Corporation, today sent the following letter to Andrew J. Smith, Chairman and CEO of Rexene Corporation:

        J. Kimo Esplin
        Senior Vice President
        Chief Financial Officer

                                                          April 24, 1997

        Mr. Andrew J. Smith
        Chairman and Chief Executive Officer
        Rexene Corporation
        5005 LBJ Freeway
        Dallas, TX 75244

        Dear Mr. Smith:

               Huntsman Corporation proposes to acquire Rexene Corporation for $16 per share in an all cash merger transaction. Our offer will not be open indefinitely and is, in fact, our final offer.

               After a thorough and desperate search for potential alternative purchasers, Rexene's Board of Directors has failed to produce any offers providing to shareholders the extraordinary premium offered by Huntsman.

               Huntsman's financial position remains strong, and should not be raised as a smoke screen to distract attention from the real issues at hand. To unfairly cast doubt on our ability to finance this acquisition is to once again create unnecessary roadblocks standing in the way of increasing shareholder value. Since the time of our original offer, Huntsman has completed several substantial acquisitions, including an approximately $600 million acquisition of Texaco Chemical's PO/MTBE business in less than 90 days.

               Other "interested parties" have not offered $16 per share, do not have our strong financial and acquisition history in the chemical industry, but were not required to provide financing letters such as you have required from us in order to participate in due diligence.

               Our company's excellent financial record notwithstanding and in attempting to meet your lawyers' most unusual requirements made public two days ago, I am enclosing financial letters from BT Securities Corporation, Chase Securities Inc. and Donaldson, Lufkin & Jenrette confirming our ability to finance the proposed transaction. Rexene's shareholders should not be further misled by Rexene's management regarding the matter. Additionally, with the hope of facilitating meaningful discussion, Huntsman will sign the confidentiality agreement sent by you yesterday subject to reasonable changes that are consistent with our offer to your financial advisor, Ilan Kaufthal of Schrodeer Wertheim.

               We are prepared to begin our due diligence review immediately and to complete such review within two weeks. Assuming such review is satisfactory to Huntsman, we would be in a position to execute a merger agreement that is not subject to financing or additional due diligence.

               Any action such as Rexene's proposed issuance of preferred stock would unnecessarily complicate the proposed transaction. I request that Rexene not take any such action until we have completed our discussions.

               Since July of last year, when Rexene's stock was trading at $9.25 per share, we have made several good faith attempts to negotiate and complete a transaction, even while Rexene's earnings have been dropping steadily. Notwithstanding both a precipitous drop in Rexene's earnings and a several year projected downturn in the chemical industry, we have maintained our purchase price at the very high level of $16 per share.

               On March 19, Rexene announced that its Board of Directors would not oppose a fully-financed offer to acquire Rexene at $16 per share through a merger transaction, and that the directors would authorize management to execute a merger agreement containing customary terms and conditions.

               Huntsman is prepared to complete such a transaction on commercially reasonable and customary terms and conditions. We trust that for the benefit of Rexene's shareholders, Rexene will not use frivolous arguments and excuses to deny your shareholders the real value of our genuine proposal.

                                               Sincerely,

                                               J. Kimo Esplin

        On April 25, 1997, the Company issued the following press release:

        Andrew J. Smith, Chairman and Chief Executive Officer of Rexene Corporation (NYSE:RXN), today sent the following letter to Jon Huntsman, Chairman and Chief Executive Officer of Huntsman Corporation:

        April 25, 1997

        Mr. Jon Huntsman
        Huntsman Corporation
        500 Huntsman Way
        Salt Lake City, Utah 84108

        Dear Mr. Huntsman:

               Thank you for your letter of April 24, 1997.

               The letters furnished by your potential financing sources do not, as you know, commit them to provide any funds for an acquisition of Rexene. They all note, among other conditions and contingencies, their need to complete a due diligence review of Rexene and the creation of a satisfactory capital structure to effect the transaction.

               Notwithstanding the foregoing, we are prepared to move forward and provide you with due diligence. Due diligence can proceed as soon as you sign and return the confidentiality agreement. We look forward to receiving the confidentiality agreement and to discussing any modifications that you believe are appropriate. Please do not hesitate to call me or our counsel.

                                                   Very truly yours,

                                                   Andrew J. Smith

                          REVOCABILITY OF SIGNED PROXY

       You may revoke your proxy at any time by executing and delivering a written revocation to Wyser-Pratte at 63 Wall Street, New York, New York 10005 or the Company, at 5005 LBJ Freeway, Dallas, Texas 75244 (please send a copy of any revocation sent to the Company to Wyser-Pratte, so that the Soliciting Group is aware of the revocation). Such a revocation must clearly state that your proxy is no longer effective. A proxy may also be revoked by notice given to the Company in a meeting of the Company's stockholders. Any revocation of a proxy will not effect any action taken pursuant to the proxy prior to such revocation.

                                            GUY P. WYSER-PRATTE

                                            SPEAR, LEEDS & KELLOGG

                                   APPENDIX 1

                                   PROXY CARD

                               REXENE CORPORATION

                         SPECIAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON APRIL 30, 1997

THIS PROXY IS SOLICITED BY GUY P. WYSER-PRATTE, WYSER-PRATTE & CO., INC. AND SPEAR, LEEDS & KELLOGG (THE "SOLICITING GROUP").

        Each of the undersigned hereby constitutes and appoints Daniel H. Burch, Stanley J. Kay, Jr., and Mark H. Harnett, and each of them, with full power of substitution, the proxies of the undersigned to vote all of the outstanding Common Stock, par value $.01 per share (the "Common Stock"), of Rexene Corporation (the "Company") that the undersigned is entitled to vote if personally present at the Special Meeting of Stockholders of the Company to be held April 30, 1997 (the "Special Meeting"), or at any adjournment or postponement of the Special Meeting, as follows on the following matters which are described in the Proxy Statement (the "Proxy Statement") of the Soliciting Group, dated April 4, 1997, and the Supplement to the Proxy Statement, dated April 25, 1997, with all capitalized terms used herein without definition having the meaning set forth in the Proxy Statement.

        WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER MARKED HEREIN BY THE UNDERSIGNED. IF NO MARKING IS MADE AS TO ANY PROPOSAL OR ALL PROPOSALS, THIS PROXY WILL VOTED TO INITIATE AND APPROVE A PROPOSAL TO ADJOURN THE SPECIAL MEETING UNTIL MAY 22, 1997 AND TO "ABSTAIN" WITH RESPECT TO EACH OF PROPOSAL 1 AND PROPOSALS 3 THROUGH 7 AND TO "WITHHOLD AUTHORITY FOR ALL NOMINEES" WITH RESPECT TO PROPOSAL 2. SUBJECT TO THE INSTRUCTIONS GIVEN BY THE UNDERSIGNED REGARDING THE ADJOURNMENT OF THE SPECIAL MEETING UNTIL MAY 22, 1997, THE ABOVE-NAMED PROXIES OF THE UNDERSIGNED ARE AUTHORIZED TO INITIATE AND VOTE FOR PROPOSALS TO RECESS OR ADJOURN THE SPECIAL MEETING FOR ANY REASON, INCLUDING TO ALLOW INSPECTORS TO CERTIFY THE OUTCOME OF THE SPECIAL MEETING PROPOSALS OR TO ALLOW THE SOLICITATION OF ADDITIONAL VOTES, IF NECESSARY, TO APPROVE THE SPECIAL MEETING PROPOSALS, AND TO VOTE, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE PROXY STATEMENT AND THE SUPPLEMENT TO THE PROXY STATEMENT, DATED APRIL 25, 1997, SOLICITING PROXIES FOR THE SPECIAL MEETING.

                                                    [Proxy Continued On Reverse]

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE PROVIDED

THE SOLICITING GROUP RECOMMENDS THAT YOU VOTE "FOR" THE INITIATION AND APPROVAL OF A PROPOSAL TO ADJOURN THE SPECIAL MEETING UNTIL MAY 22, 1997 AND TO "ABSTAIN" WITH RESPECT TO ITEM 1 AND ITEMS 3 THROUGH 7 AND TO "WITHHOLD AUTHORITY FOR ALL NOMINEES" WITH RESPECT TO ITEM 2.

INITIATION AND APPROVAL OF PROPOSAL TO ADJOURN THE SPECIAL MEETING UNTIL MAY 22, 1997

               [   ] FOR             [   ] AGAINST         [   ] ABSTAIN

1.  DIRECTOR REMOVAL RESOLUTION

               [   ] FOR             [   ] AGAINST         [   ] ABSTAIN

2. ELECTION OF DIRECTORS RESOLUTION. Election of Jonathan R. Macey, Robert C. Mauch, Lawrence C. McQuade and James S. Pasman, Jr. as directors whose terms expire at the next Annual Meeting of Shareholders.

    [   ] FOR all nominees          [   ] WITHHOLD AUTHORITY for all nominees

    INSTRUCTION: To withhold authority to vote for the election of one or more of the persons nominated by the Soliciting Group, mark FOR above and write the name(s) of the person(s) with respect to whom you wish to withhold authority to vote below:

    -------------------------------------------------------------

3.  PROPOSAL TO AMEND THE BY-LAWS TO FACILITATE DIRECTOR
    REPLACEMENT PROPOSALS

               [   ] FOR         [   ] AGAINST           [   ] ABSTAIN

4.  PROPOSAL TO AMEND THE BY-LAWS TO SET A TIME LIMIT ON CERTAIN
    DEFENSIVE ACTIONS UNLESS APPROVED BY SHAREHOLDERS

               [   ] FOR         [   ] AGAINST           [   ] ABSTAIN

5.  PROPOSAL TO AMEND THE BY-LAWS TO ELECT NOT TO BE GOVERNED BY
    THE BUSINESS COMBINATION STATUTE

               [   ] FOR         [   ] AGAINST           [   ] ABSTAIN

6.  OMNIBUS RESOLUTION

               [   ] FOR         [   ] AGAINST           [   ] ABSTAIN

7.   STOCK REPURCHASE PROGRAM RESOLUTION

               [   ] FOR         [   ] AGAINST           [   ] ABSTAIN

        ALL PREVIOUS PROXIES GIVEN BY THE UNDERSIGNED TO VOTE AT THE SPECIAL MEETING OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF ARE HEREBY REVOKED.

                                            Date                          , 1997
                                                --------------------------------
                                            Signature
                                                     ---------------------------
                                            Title
                                                 -------------------------------
                                            Signature, if Held Jointly
                                                                      ----------
                                            Please sign  exactly as name appears
                                            hereon.  When  shares  are  held  by
                                            joint  tenants,  both  should  sign.
                                            When   signing   as   an   attorney,
                                            executor, administrator,  trustee or
                                            guardian,  give full  title as such.
                                            If  a  corporation,   sign  in  full
                                            corporate name by President or other
                                            authorized     officer.     If     a
                                            partnership,   sign  in  partnership
                                            name by authorized person.